EXHIBIT 21.1
               SUBSIDIARIES OF STEWART & STEVENSON SERVICES, INC.

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         The following list sets forth the name of each subsidiary of the
Company, which is also the name under which such subsidiary does business:




                                                         Jurisdiction of            Names under which
                                                         Incorporation              business is
                                                         Or Organization            conducted

C. Jim Stewart & Stevenson, Inc.                         Delaware                   Stewart & Stevenson
CPS International, Inc.                                  Panama                     None
Creole Stewart & Stevenson, Inc.                         Delaware                   None
S&S Cogen Inc.                                           Delaware                   Stewart & Stevenson
Sierra Detroit Diesel Allison, Inc.                      Nevada                     Stewart & Stevenson
Stewart & Stevenson Capital Corporation                  Texas                      Stewart & Stevenson
Stewart & Stevenson Carson, Inc.                         Texas                      Stewart & Stevenson
Stewart & Stevenson Development Services, Inc.           Delaware                   Stewart & Stevenson
Stewart & Stevenson International, Inc.                  Delaware                   Stewart & Stevenson
Stewart & Stevenson International Sales, Inc.            Barbados                   None
Stewart & Stevenson Operations, Inc.                     Delaware                   Stewart & Stevenson
Stewart & Stevenson Overseas, Inc.                       Texas                      None
Stewart & Stevenson Petroleum Services, Inc.             Delaware                   Stewart & Stevenson
Stewart & Stevenson Power, Inc.                          Delaware                   Pamco-Stewart & Stevenson
Stewart & Stevenson Project Services, Inc.               Delaware                   Stewart & Stevenson
Stewart & Stevenson Realty Corporation                   Delaware                   None
Stewart & Stevenson Technical Services, Inc.             Delaware                   Stewart & Stevenson
Stewart & Stevenson Transportation, Inc.                 Texas                      None
Stewart & Stevenson (U.K.) Limited                       Scotland                   None
Stewart & Stevenson Vehicle Services, Inc.               Delaware                   Stewart & Stevenson
Tokumei Kumiai Holdings, Inc.                            Delaware                   None
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The Company has additional subsidiaries which, if considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.